UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 22, 2009

TARRANT APPAREL GROUP
(Exact Name of Registrant as Specified in Charter)

CALIFORNIA (State or Other Jurisdiction of Incorporation)	0-26006 (Commission File Number)	95-4181026 (I.R.S. Employer Identification No.)

801 S. FIGUEROA STREET, SUITE 2500 LOS ANGELES, CALIFORNIA (Address of Principal Executive Offices)	90017 (Zip Code)

(323) 780-8250
(Registrant’s Telephone Number, Including Area Code)

3151 East Washington Boulevard, Los Angeles, California 90023
(Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_|      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_|      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_|      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_|      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement.

        On January 22, 2009, Tarrant Apparel Group entered into a sublease agreement with Seven Licensing Company, LLC, pursuant to which we will sublease from Seven Licensing a portion of the premises located at 801 S. Figueroa Street, Suite 2500, Los Angeles, California 90017. These premises will serve as our new principal executive offices. The sublease agreement provides for rental payments of $1.00 per twelve month period, and has an initial term of nine months. Following expiration of the initial term either party may terminate the sublease with sixty days’ advance notice, and the sublease will automatically terminate if the master lease terminates. Seven Licensing is beneficially owned by Gerard Guez, who currently serves as Chairman of our Board of Directors and Interim Chief Executive Officer and is a significant shareholder.

        We have been renting our prior principal executive offices, located at 3151 East Washington Boulevard in Los Angeles, California, on a month-to-month basis from GET. GET is owned by Mr. Guez and Todd Kay, who currently serves as an executive Vice Chairman of our Board of Directors and is a significant shareholder. We will continue to pay rent on the East Washington Blvd. premises until the earlier of the termination of the sublease agreement or such times at the East Washington Blvd. building is leased to another party or sold.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2009	TARRANT APPAREL GROUP By: /s/ Patrick Chow _______________________________ Patrick Chow, Chief Financial Officer

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